UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 16, 2019

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53723	30-0791746
(State or other jurisdiction of incorporation)	(Commission File #)	(IRS Employer Identification Number)

555 Madison Avenue, 5th Floor

New York, NY

(Address of principal executive office)

Tel: (917) 796-9926

(Registrant’s telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TAUG	OTCQB

Item 8.01 Other Events.

On October 23, 2019, Tauriga Sciences, Inc. (OTCQB stock symbol: TAUG, the “Company”) had announced (through a press release of same date) that it had been invited to present at The Investor Summit (the “Conference”) on December 17, 2019 at Hotel Monaco in Philadelphia, Pennsylvania; however, due to a since scheduled business meeting with an existing Company distributor on the same date as the Conference, which involves the potential commercial sale of additional units of its flagship product Tauri-Gum™, and the Company’s prioritization of driving its product sales revenues, it has canceled its presentation at the Conference as a result of this scheduling conflict.

The Company plans to present at a number of investor conferences, both domestic and international, over the course of 2020, and the organizers of the Conference have agreed to apply the Company’s payment of its Conference fees to the spring 2020 summit being held in New York City.

The information in this Item 8.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2019

TAURIGA SCIENCES, INC.

By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer